UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549




                            __________


                              FORM 8-K



                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):     Commission File Number
December 21, 1994                                                     1-8233





                           USF&G CORPORATION
             (Exact Name of Registrant as Specified in Charter)



Maryland                                                        52-1220567
(State or Other Jurisdiction               (IRS Employer Identification No.)
of Incorporation)





                  100 Light Street, Baltimore, Maryland  21202
                    (Address of Principal Executive Offices)


                               (410) 547-3000
              (Registrant's telephone number, including area code)






USF&G CORPORATION
FORM-8K
______________________


Item 5. Other Events

On December 21, 1994, USF&G Corporation ("USF&G") issued a press release announcing the signing of a definitive agreement by which USF&G will acquire all of the outstanding Victoria Financial Corporation ("Victoria") stock for approximately $55.3 million of USF&G common stock. The acquisition is subject to approval by shareholders of Victoria, certain regulatory requirements and other conditions customary for a transaction of this type. The press release is incorporated herein by reference as Exhibit I to this form.









EXHIBIT I



                                              December 19, 1994

                                          FOR IMMEDIATE RELEASE

                                   CONTACT: Kerrie Burch-DeLuca

                                                 (410) 547-3573



USF&G CORPORATION TO ACQUIRE VICTORIA FINANCIAL CORPORATION,
ADDING NONSTANDARD AUTO COVERAGES TO ITS
PERSONAL LINES PRODUCT LINE



     USF&G Corporation (NYSE:FG) and Victoria Financial Corporation (NASDAQ:VICF), an insurance holding company specializing in nonstandard auto coverages, today announced the signing of a definitive agreement whereby USF&G will acquire all of the outstanding Victoria stock for approximately $55.3 million of USF&G common stock. This purchase price represents approximately $13 per Victoria share.

     USF&G Chairman, President, and Chief Executive Officer Norman P. Blake, Jr., said: "The acquisition of Victoria is an excellent opportunity for us to broaden our Personal Lines product offerings with nonstandard auto insurance. It will also deepen and expand our relationship with independent agents. Equally as important, this acquisition is consistent with our strategy to enhance shareholder value by leveraging insurance expertise and our agency franchise in related insurance businesses."

     "Our customers and agents already have needs within this market that will be met by Victoria's quality products and services. This acquisition will allow USF&G to enhance retention and to grow its Personal Lines business with an expanded product portfolio."

     Victoria's President and Chief Executive Officer, Kenneth R. Rosen, said: "This merger provides a unique opportunity for Victoria to accelerate the growth of its nonstandard auto insurance business with a partner who has a wide range of quality products delivered through its independent agents. Our common focus on customer service and meeting agency needs demonstrates the strategic synergies created by this merger. As part of this transaction, USF&G has expressed its intention to maintain our operations in Cleveland. We believe our customers, agents, employees, and shareholders will find this transaction very beneficial."

     This transaction is subject to approval by shareholders of Victoria and certain regulatory requirements. It is expected to close in the second quarter of 1995.

     USF&G Corporation, through its property/casualty and life insurance subsidiaries, is one of the nation's largest insurers. Founded in Baltimore in 1896, the company markets property/casualty insurance through approximately 3900 independent insurance agents. As of September 30, 1994, USF&G had net earned premium of $1.8 billion and shareholders' equity of $1.3 billion. For the nine months ended September 30, 1994, Victoria had $38.7 million of net earned premium and shareholders' equity of $27.2 million.








                             USF&G CORPORATION
                                 FORM 8-K
                          ______________________
                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       USF&G CORPORATION

                                       By: DAN L.  HALE
                                           Dan L. Hale
                                           Executive Vice President,
                                           Chief Financial Officer and
                                           Principal Accounting Officer

December 21, 1994